Exhibit 99.1

Publicis acquires Sapient Publicis Groupe Sapient Transformative acquisition establishes Publicis Groupe as the clear leader in the digital age

Forward-Looking Statements This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Sapient, Publicis, the proposed transaction and other matters.  These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Sapient and Publicis as well as assumptions made by, and information currently available to, such management.  Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.  These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control.  Therefore, you should not place undue reliance on such statements.  Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain the tender of a majority of the outstanding shares of Sapient common stock and regulatory approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and changes in client communication requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising and marketing industries; ability to hire and retain key personnel; ability to successfully integrate the companies’ businesses; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors; ability to attract new clients and retain existing clients in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their clients; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls, among others.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Sapient’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC and those described in Publicis’ annual reports, registration documents and other documents filed from time to time with the French financial market regulator (Autorité des Marchés Financiers or “AMF”).  Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements

Additional Information and Where to Find It The tender offer for the outstanding shares of Sapient Corporation (Sapient) referenced in this presentation has not yet commenced.  This is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Publicis Groupe S.A. (“Publicis”) and 1926 Merger Sub Inc. (“Merger Sub”) will file with the Securities and Exchange Commission (“SEC”).  At the time the tender offer is commenced, Publicis and Merger Sub will file tender offer materials on Schedule TO, and thereafter Sapient will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION / RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION.  HOLDERS OF SHARES OF SAPIENT COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF SAPIENT COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.  The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation / Recommendation Statement, will be made available to all holders of shares of Sapient common stock at no expense to them.  The tender offer materials and the Solicitation / Recommendation Statement will be made available at no charge on the SEC’s website at www.sec.gov.

Agenda How does the transaction accelerate Publicis’ strategy? Who is Sapient? What are the market opportunities created by the transaction? What are the key transaction terms?

Publicis acquires Sapient Leader at the convergence of communication, commerce, marketing and technology Strengthened leadership  A leap in the transformation of Publicis: over 50% of revenues from digital 3 years ahead of plan Unmatched technology capabilities Significantly enlarged talent pool Combination accelerates revenue and earnings growth and unlocks significant synergies

A compelling strategic and financial rationale for Publicis A leap forward in the Group’s digital transformation The creation of Publicis•Sapient, the leader in digital transformation for clients Publicis reaches goal 3 years ahead of schedule: over 50% of revenues from digital Acceleration of development of global distributed delivery model enhances Publicis’ digital strategy New revenue growth streams Sapient, a “crown jewel” in the areas of marketing, omni-channel commerce and consulting Acquisition in line with Publicis’ vision A cutting-edge company with a long heritage of innovation and leadership A unique value proposition combining marketing, commerce, consulting and technology Broad range of capabilities, strong pool of talent and extensive technology know-how Significant opportunities to create additional value The combination creates a leader at the convergence of marketing, commerce, consulting and technology Strong business and cultural fit Run-rate cost synergies estimated at over EUR 50 m per year Substantial cross-fertilization opportunities between the two organizations leading to new revenue opportunities A positive impact on Publicis’ growth and financial profile Accretive impact on Publicis’ growth profile and headline EPS Digital strategy acceleration and synergies creating significant value for Publicis’ shareholders Optimized capital structure enabling Publicis to generate more attractive shareholder returns  Expect to maintain BBB+/Baa2 rating

Publicis’ vision to build a unique value proposition at the convergence of communication, marketing, commerce and technology Major milestones in our journey Publicis’ digital revenue (EUR bn) “Crown jewel” in the areas of marketing, omni-channel commerce and consulting Wide suite of digital media services Proprietary IP offering Strong consulting heritage Unique positioning in healthcare sector Strong presence in interactive services, SEO and SEM Cutting-edge e-commerce  Launch of VivaKi “Audience on demand” The “foundation” Strong digital and interactive offering

A leap forward in the Group’s digital transformation Share of digital in Publicis’ total revenues Publicis Groupe digital revenues will account for more than 50%, 3 years ahead of 2018 plan

Sapient Snapshot

Sapient: a crown jewel in the areas of marketing, omni-channel commerce and consulting Business description A trusted advisor and partner to global Fortune 2000 companies Operates at the convergence of marketing, commerce, consulting and technology Expertise for today’s increasingly connected environment: social, mobile, analytics and cloud Global presence with offices in 37 cities across 15 countries in the Americas, Europe and Asia Pacific Highly differentiated global delivery distributed model – c. 8,500 people based in India out of c. 13,000 total  A compelling growth track record Revenue mix1 By segment 5% Government Services 28% Global Markets 67% Nitro  By geography 37% International 63% United States By vertical 7% TMT 9% Energy 11% Government, Health 31% Financial Services 42% Consumer, Travel Auto Notes 1 Based on the LTM fitures as of 30/06/2014

Three business units providing best-in-class service Sapient Sapient Nitro LTM Revenues1: USD 912 m (67% of total) “A new breed of agency for an always on world”  Conceives, designs, develops, and delivers seamlessly integrated highly manageable multi-channel marketing and commerce experiences to engage consumers and drive sales Integrates creative marketing concepts with technology tools and platforms to build unique brand experiences across digital and e-commerce space Significant technology expertise Sapient Global Markets LTM Revenues1: USD 372 m (28% of total) Provides business and technology services that transform how capital and commodity market participants, regulators and intermediaries do business Consulting expertise Strong business and technology business model  Well positioned to drive growth in other  verticals  Sophisticated technologies  Sapient Government Services LTM Revenues1: USD 72 m (5% of total) Delivers transformational solutions for public sector organization with complex challenges Leverages best practices in digital strategies, communications and outreach to offer program management, solution delivery, strategy, and communication and outreach  Notes 1 Based on the LTM fitures as of 30/06/2014

An unmatched leadership and market positioning e-Commerce1 Mobile2 Digital marketing3 Notes 1 Source: Forrester Wave™: Global Commerce Service Providers, Q1’12 2 Source: Forrester Wave™: US Digital Agencies Mobile Marketing Strategy and Execution, Q1’12 3 Source: Gartner Magic Quadrant: Digital Marketing Agencies Dec 2013

A global footprint Distribution of Sapient’s revenue and people North America 68% of total revenues People: 3,154 Europe 27% of total revenues People: 1,013 APAC1 4% of total revenues People: 206 India1 People: 8,486 South America 1% of total revenues People: 76 Enriching Publicis Groupe’s talent pool Notes 1 India revenue included in APAC

Proprietary, scalable, omni-channel, marketing technology platforms Engaged Now Cloud-based platform suite enables marketers to better engage consumers across a range of digitally enhanced channels Bridge Track Proprietary advertising campaign tracking and measurement software application SapientNitroSM IONOS Provides content and advertising monetization capabilities and cloud-based architecture for managing complex digital signage and wayfinding networks Relay Unified development and operational toolset that helps clients deliver consistent, superior experiences to mobile web and mobile applications users Seamless Mobile phone and tablet platform used across device operating systems to deliver in-store shopping and assisted sales experiences

E-commerce partnerships Content Management Systems PIM Systems Recommendation Engines Email Service Providers Community Platforms

A portfolio of blue-chip clients Illustrative clients

Strategic Rationale

Dramatic changes are going on Empowered, always-on consumers Millennials lead the change in behaviour: social, sharing, co-creating content… Anytime anywhere commerce Convergence of physical environments and digital experiences Changing consumers drive shift in IT spending Blurring boundaries between marketing, communication and technology Clients need to anticipate and react Media dollars shifting to new channels Social, mobile and online key to future Leverage on proliferation of data  Enhanced customization and real-time decision making needs Multiple customer touch points Interactivity is key Enhanced ability for call-to-action

Disruption demands innovative solutions Addressing clients needs today means being at the forefront of the convergence between Marketing, Consulting, Technology and Commerce  Need for seamless brand experiences that connect engagement through transaction Systems that enable two way communications between individuals, brands and institutions Increased demand for content and owned media Shift to digital media Multi-channel brand optimization Increasing data analytics requirements Increased cross-platform solutions needs  Marketing Consulting Technology Commerce New age of consumption demands capabilities across the spectrum of convergence

Highly complementary and strong strategic fit Geography Sapient strengthens leading position in North America Publicis enhances Sapient’s presence in Europe, LatAm and APAC Publicis gains significant presence in India, securing technology and access to talent pool Clients Complementary clients – limited overlap Sapient brings strong expertise in consulting and technology Potential for cross-pollination Need for achieving digital transformation Marketing / technology / omni-channel commerce Strong commitment to digital / technology Combined shared-service environment Sapient enhances consulting capabilities Corporate culture Shared client-centric approach Common focus on innovation and collaboration Enhanced ability to attract top talent Publicis Sapient

Publicis•Sapient: a unique platform Publicis•Sapient Best in class digital platform EUR 2.2 bn digital revenue franchise  c. 22,000 dedicated digital and technology professionals  Strong consulting capabilities Best-in-class offerings across all disciplines – innovative consumer experiences and enterprise technology and consulting Leadership in commerce  Creating emotional connection through immersive experiences – from engagement through to transaction  Digital fluency and extensive strategic technology partnerships with leading players in space  Led by Alan Herrick, Sapient CEO and 19-year veteran Notes 1 As of June 2014

Transaction Highlights

Transaction summary Transaction Publicis will acquire Sapient for USD 25.00 per share in an all cash offer  Offer price equivalent to EUR 2.9 bn equity value (fully diluted basis) 14.1x LTM EBITDA after synergies Unanimous support of Sapient Board of Directors Financial Impact Improved growth profile EUR 50 m p.a. of identified cost synergies Significant revenue synergies potential Accretive to Publicis headline EPS Financing The acquisition is expected to be fully financed by existing cash and financing commitments received by Publicis; no equity issuance  Optimization of capital structure  Expect to maintain BBB+ / Baa2 rating Process and Timing Cash tender offer for all Sapient’s shares  Commitment to tender from two co-founders and CEO (c. 18% of shares)  Transaction is expected to close in Q1 2015  Conditional to regulatory approvals; no financing condition Note 1 Before synergies implementation costs

Overview of combined financials LTM financials (EUR m)1,2,3 Publicis Groupe Sapient Combined Without cost synergies With cost synergies4 Revenues 6,960 1,075 8,035 growth (%) +1.2% +14.1% +2.8% EBITDA1 1,197 137 1,334 1,384 margin (%) 17.2% 12.8% 16.6% 17.2% EBIT1 1,080 114 1,194 1,244 margin (%) 15.5% 10.6% 14.9% 15.5% Staff 62,248 12,857 75,105 Notes 1 As of 30/06/2014  2 EBITDA and EBIT as per Publicis methodology (after stock-based compensation) 3 USD/EUR exchange rate of 1.2621 4 On a run-rate basis

Strong revenue growth potential Cross-pollination of clients Enhanced support for Sapient clients In geographies where Sapient has a limited presence, e.g., Latin America, APAC, Europe Bringing media capabilities to Sapient’s clients Sapient can access Publicis’ strong client base More comprehensive service offering for Publicis’ clients Publicis’ clients can access Sapient strong capabilities in consulting and technology Full suite of digital services Advantages of global delivery capabilities New market opportunities Best positioned to capture an increasing share of attractive segments E- and M-commerce: USD 1 trillion IT: USD 900 billion New story-telling and content: USD 500 billion 2 billion new consumers A new market leader in Communication, Marketing, Commerce and Technology

Combination accelerates revenue and earnings growth 2010A – 2013A revenue CAGR Publicis Groupe 8.7% Sapient 15.2% 2010A – 2013A EBITDA CAGR1 Publicis Groupe 8.3% Sapient 24.0% Enhances Publicis’ growth profile while strengthening its digital capabilities Notes 1 For Sapient, as per filings – excludes stock-based compensation

Identified cost synergies Cost synergy components Digital production integration Leveraging Sapient Globally Distributed Delivery model G&A Elimination of duplicate public company costs Consolidation of shared services  Procurement Leverage scale and global systems Communication, travel, software, insurance, etc…  Real Estate International office consolidation Run-rate synergy overview Real Estate 15% Procurement 20% G&A 25% Digital Production Integration 40% EUR 50 m cost synergies annually

Balance sheet and capital allocation Balance Sheet Optimisation Transaction financed with cash at hand and debt Long-term financing expected to be in place at closing or shortly thereafter Optimization of capital structure by increasing leverage while retaining a very strong balance sheet Expect to maintain BBB+ / Baa2 rating  Capital Allocation Significant financial flexibility with ample liquidity post-closing Confirmation of target to gradually increase payout ratio over the coming years to bring the Group into alignment with the industry average (around 42%) by 2018 Continued focus on shareholder value creation, solid balance sheet and financial flexibility

Key transaction terms summary Structure Cash tender offer for all Sapient’s shares  US law permits Publicis to achieve immediate 100% ownership (at the same offer price) immediately following a successful offer Commitment to tender from two co-founders and CEO (c. 18% of shares) Break-up fee of USD 125 m Key closing conditions Greater than 50% participation Receipt of competition approvals and certain US foreign investment approvals No financing condition Committed financing in place with Citi Leadership Alan Herrick to become CEO of Publicis•Sapient and will also serve on Publicis’ Directoire (+) Jerry Greenberg, founder and Co-Chairman of Sapient, will join Publicis’ supervisory board 30 top executives to enter into long-term employment agreements with Publicis

Expected next steps Regulatory approvals in the US and Germany Minimum tender requirement Expected closing: Q1 2015

Leader at the convergence of communication, commerce, marketing and technology Strengthened leadership  A leap in the transformation of Publicis: over 50% of revenues from digital 3 years ahead of plan Unmatched technology capabilities Significantly enlarged talent pool Combination accelerates revenue and earnings growth and unlocks significant synergies